UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

MKS INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (978) 645-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 7, 2022, the Board of Directors of MKS Instruments, Inc. (“MKS” or the “Company”), upon the recommendation of the Company’s Compensation Committee, approved the Management Incentive Plan (the “MIP”) for calendar years beginning with 2022. The MIP provides for the payment of cash awards to the Company’s executive management team and certain other designated employees of the Company based upon the achievement of specified performance measures established by the Compensation Committee. Following the end of each performance period, the Compensation Committee will determine the extent to which the performance measures have been met and the amount of the payment (if any) to be made to each participant under the MIP.

The purpose of the MIP is to provide cash incentives to selected employees to achieve the Company’s objectives and to reward them for performance.

The MIP replaces the Company’s Management and Key Employee Bonus Plan and the Company’s Annual Profit Improvement Bonus Plan, each of which remained in effect for the performance period ended December 31, 2021. The foregoing summary of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Management Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2022

MKS Instruments, Inc.

By:	/s/ Kathleen F. Burke
Name:	Kathleen F. Burke
Title:	Senior Vice President, General Counsel and Secretary